EXHIBIT 10.2
FIRST AMENDMENT OF ENGAGEMENT AGREEMENT
THIS AGREEMENT is made this 14th day of September, 2007

BETWEEN:	CONSOLIDATED WATER CO. LTD., A Cayman Islands company having its registered office at Regatta Office Park, West Bay Road P.O. Box 1114 Grand Cayman KY1-1102 Cayman Islands (“the Company”)

AND:	FREDERICK W. MCTAGGART of 11 Doubloon Drive P.O. Box 321 Grand Cayman KY1-1502 Cayman Islands (“the President”)
WHEREAS:
A.	The Company and the President (together “the Parties”) entered into an engagement agreement dated the 5th of December, 2003 (“the Engagement Agreement”)

B.	On the 25th of June, 2007 the Parties agreed that for the purpose of Clause 19 of the Engagement Agreement, for the calendar year 2007 only, the words “August 31” should replace the words “June 30”.

C.	On the 29th of August, 2007 the Parties agreed that for the purpose of Clause 19 of the Engagement Agreement, for the calendar year 2007 only, the words “September 15” should replace the words “June 30”.

D.	The Parties are desirous of amending the Engagement Agreement in accordance with the terms of the Agreement.
NOW IN CONSIDERATION of the mutual covenants contained herein the Parties agree that the Engagement Agreement shall be amended as follows:
1.	Clause 2 shall be replaced with the following clause:

‘The President’s remuneration will be US$200,000.00 per annum and with effect from 1st January, 2008, will be US$375,000 per annum, payable semi-monthly in arrears and subject to adjustment as per Clause 5.’

2.	Clause 6 shall be amended by adding “and ending with the financial year 2007” immediately after “2004” on the second line thereof.

3.	Clause 6 shall be further amended by adding the following words at the end thereof:

“Further, for each completed fiscal year beginning with the fiscal year 2008, at the sole discretion of the Board of Directors, the President may be paid bonuses calculated as follows:
(a)	Annual Bonus: An amount not to exceed 100% of the remuneration pursuant to Clause 2 hereof.

The amount of the Annual Bonus, if any, will be calculated by the Board of Directors based upon its assessment of the performance of the President in the following areas:
i.	Achieving the Company’s budgeted net income and earnings per share targets,

ii.	Facilitating revenue growth through project extensions and new projects,

iii.	Staying within the approved capital expenditure budgets for operations, project extensions and new projects,

iv.	Fostering excellent communications with the Board of Directors of the Company and being receptive to input from Board of Directors,

v.	Executing any special projects as assigned by the Board of Directors,

vi.	Developing and maintaining excellent customer relations.
The Annual Bonus, if any, calculated aforesaid shall be paid as to 75% in cash and as to 25% in ordinary shares of the Company valued at the market price at the close of trading of the same on December 31st of the relevant financial year (or if such day is not a trading day, at the close of trading on the preceding trading day).

(b)	Discretionary Bonus: An amount in the form of cash and/or grants of the Company’s ordinary shares and/or options on the Company’s ordinary shares.
4.	Clause 8 shall be amended by adding a colon after the word ‘shall’ on the fifth line thereof and replacing the remaining words in that sentence with the following words:
(a)	Serve on the board of directors of such subsidiaries or affiliates of the Company as the Board may direct,

(b)	Work in cooperation with the Chairman of the Board of the Company (‘the Chairman’) on analyst calls and meetings, industry conference presentations, and press releases,

(c)	Meet or have a conference call at least weekly with the Chairman at a place and time determined by the President to the end and for the purpose of facilitating communication, in particular in relation to developments on business and project activities,

(d)	Provide assistance to the Chairman on Board assigned Special Projects,

(e)	Develop and maintain excellent customer relations and utilize the Chairman at the President’s discretion to assist in these efforts.
5.	Clause 12(b) shall be replaced with the following clause:
‘b) six (6) weeks vacation to be taken at a time approved by the Board, but at no time shall the President be on vacation for more than 18 consecutive calendar days unless otherwise approved by the Board.’
6.	Clause 13(a) shall be amended by deleting the words “the Capacity” from the fifth line thereof and replacing them with the words “his duties hereunder”
EXECUTED for and on behalf of
CONSOLIDATED WATER CO. LTD.
By: Jeffrey M. Parker
In the presence of:

/s/ Gerard Pereira	/s/ Jeffrey M. Parker

Witness	CONSOLIDATED WATER CO. LTD

EXECUTED by
FREDERICK W. MCTAGGART
In the presence of:

/s/ Gerard Pereira	/s/ Frederick W. McTaggart

Witness	FREDERICK W. MCTAGGART